UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2019

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On December 18, 2019, ABM Industries Incorporated (the “Company”) issued a press release announcing financial results related to the fourth quarter and fiscal year ended October 31, 2019. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

Item 7.01.	Regulation FD Disclosure.

As disclosed in the press release attached as Exhibit 99.1, the Company will hold a live web cast on December 19, 2019, relating to the Company’s financial results for the fourth quarter and fiscal year ended October 31, 2019. A copy of the slides to be presented during the Company’s web cast and discussed in the conference call relating to such financial results is being furnished as Exhibit 99.2 to this Form 8-K.

Item 8.01.	Other Events.

On December 18, 2019, the Company announced that the Board of Directors of the Company declared a quarterly dividend of $0.185 per share, payable on February 3, 2020, to stockholders of record on January 2, 2020. A copy of the press release announcing the declaration of the dividend is attached as Exhibit 99.1, which is incorporated into this item by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated December 18, 2019, announcing financial results related to the fourth quarter and fiscal year ended October 31, 2019, and the declaration of a dividend payable February 3, 2020, to stockholders of record on January 2, 2020.

99.2	Slides of ABM Industries Incorporated, Fourth Quarter 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: December 18, 2019	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary